UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 30, 2016 (September 26, 2016)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2016, Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with certain entities affiliated with Centerbridge Partners, L.P., Paulson & Co. Inc. and The Blackstone Group L.P. (the “Selling Stockholders”) pursuant to which they intend to repurchase, directly from the Selling Stockholders, 1,950,000 Paired Shares, each Paired Share consisting of a share of common stock of Extended Stay America, Inc. and a share of Class B common stock of ESH Hospitality, Inc., which are attached and trade together as Paired Shares. The share repurchase will be effected in a private, non-underwritten transaction at a price per share equal to the price paid by the underwriter in the offering (as defined below). Extended Stay America, Inc. and ESH Hospitality, Inc. expect to fund the share repurchase from cash on hand. The share repurchase is expected to be consummated concurrently with the offering. Although the completion of the share repurchase will be conditioned upon, among other things, the closing of the offering, the closing of the offering will not be conditioned upon the closing of the share repurchase. The share repurchase has been approved by the audit committees of Extended Stay America, Inc. and ESH Hospitality, Inc. and is pursuant to, and will count toward, the Company’s existing combined Paired Share repurchase program. The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 29, 2016, the Company issued a press release which announced the pricing of the underwritten secondary offering (the “offering”) of 13,000,000 Paired Shares. The Paired Shares were offered by the Selling Stockholders and were sold at a price to the public of $14.25 per share. The offering is expected to close on October 4, 2016, subject to customary closing conditions.

The Company will not sell any Paired Shares in the offering and will not receive any proceeds from the offering. In addition, none of the Company’s officers or directors are selling any Paired Shares beneficially owned by them in the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Share Repurchase Agreement, dated September 26, 2016, by and among Extended Stay America, Inc., ESH Hospitality, Inc. and each of the entities identified on Schedule 1 thereto.

99.1	Press release of Extended Stay America, Inc. dated September 29, 2016, announcing the Pricing of Secondary Offering and Repurchase of Paired Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: September 30, 2016	By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

ESH HOSPITALITY, INC.

Date: September 30, 2016	By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Share Repurchase Agreement, dated September 26, 2016, by and among Extended Stay America, Inc., ESH Hospitality, Inc. and each of the entities identified on Schedule 1 thereto.

99.1	Press release of Extended Stay America, Inc. dated September 29, 2016, announcing the Pricing of Secondary Offering and Repurchase of Paired Shares.